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                                                              EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports of Corinthian Colleges, Inc. and the Eleven Career Colleges purchased from National Education Centers, Inc. (and all references to our Firm) included in or made part of our registration statement.

                                          /s/ Arthur Andersen LLP

Orange County, California

December 11, 1998